SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 4, 2003

Date of Report (Date of Earliest Event Reported)

Opsware Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32377	94-334-0178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA 94085

(Address of principal executive offices) (Zip code)

(408) 744-7300

(Registrant’s telephone number, including area code)

ITEM 5: OTHER EVENTS

On December 4, 2003, the Registrant entered into a definitive agreement and plan of reorganization with Tangram Enterprise Solutions, Inc. (“Tangram”) pursuant to which the Registrant agreed to purchase and acquire Tangram in exchange for the issuance of $10,000,000 of the Registrant’s common stock (subject to certain adjustments). In the transaction Opsware will acquire all of Tangram’s outstanding debt and shares of convertible preferred stock and common stock. Completion of the transaction is subject to customary closing conditions, including the approval of Tangram’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2003	OPSWARE INC.

	By:	/s/ Sharlene P. Abrams

Sharlene P. Abrams Chief Financial Officer